Frontier Airlines Reports Third Quarter 2024 Financial Results
DENVER - October 29, 2024 - Frontier Group Holdings, Inc. (Nasdaq: ULCC), parent company of Frontier Airlines, Inc., today reported financial results for the third quarter of 2024 and issued guidance for the fourth quarter and full year 2024.
Highlights:
•Total operating revenues were $935 million, 6 percent higher than the comparable 2023 quarter, on a 4 percent increase in capacity
•Revenue per available seat mile ("RASM") was 9.28 cents, 2 percent higher than the comparable 2023 quarter
•RASM on a stage-length adjusted basis to 1,000 miles, a non-GAAP measure1, was 8.59 cents, 5 percent lower than the comparable 2023 quarter, while RASM on a stage-length adjusted basis to 1,000 miles inflected positive in the second half of the quarter compared to the corresponding 2023 period
•Cost per available seat mile ("CASM") was 9.10 cents, a reduction of 6 percent over the comparable 2023 quarter
•Adjusted CASM (excluding fuel), a non-GAAP measure, was 6.89 cents, on a 14 percent shorter average stage length; adjusted CASM (excluding fuel) on a stage-length adjusted basis to 1,000 miles, a non-GAAP measure2, was 4 percent lower than the comparable 2023 quarter
•Pre-tax income margin was 2.9 percent and adjusted (non-GAAP) pre-tax loss margin was 1.1 percent, within guidance, notwithstanding the impact of Hurricane Helene
•Closed a new revolving credit facility secured by the Company's loyalty and brand-related assets which enhanced liquidity by $205 million to a total of $781 million as of September 30, 2024
•Expanded the Company's total PDP financing capacity by $113 million to $478 million, in the aggregate, relating to aircraft on order from Airbus that are currently scheduled for delivery through 2027 and certain deliveries scheduled in 2028
•Took delivery of five A321neo aircraft during the third quarter, increasing the proportion of the fleet comprised of the more fuel-efficient A320neo family aircraft to 81 percent as of September 30, 2024, the highest of all major U.S. carriers
•Frontier's average fleet age was approximately 4.5 years as of September 30, 2024, making it the youngest among all U.S.-based carriers
•Generated 103 available seat miles ("ASMs") per gallon, reaffirming Frontier's position as "America's Greenest Airline" as measured by fuel efficiency (ASMs per fuel gallon consumed during the third quarter, compared to all other major U.S. carriers)
•Announced 33 new routes as part of the expanded winter schedule, including the return of Washington Dulles, Palm Springs, CA and Burlington, VT, and the addition of a new station in Vail/Eagle County, CO
"Our revenue and network initiatives began to overcome oversupplied industry capacity as evidenced by RASM which inflected positive by mid-August," commented Barry Biffle, Chief Executive Officer. "We expect maturity of our network and revenue initiatives and moderating industry capacity growth to set the stage to continue to grow RASM and, along with our industry leading cost performance, to drive a return to double-digit adjusted pre-tax margins by summer 2025."

Third Quarter 2024 Select Financial Highlights
The following is a summary of third quarter select financial results, including both GAAP and adjusted (non-GAAP) metrics. Refer to "Reconciliations of Non-GAAP Financial Information" in the appendix of this release.

(unaudited, in millions, except for percentages and per share data)
	Three Months Ended September 30,
	2024		2023
	As Reported (GAAP)	Adjusted (Non-GAAP)	As Reported (GAAP)	Adjusted (Non-GAAP)
Total operating revenues	$935	$935	$883	$883
Total operating expenses	$916	$954	$937	$937
Pre-tax income	$27	$(10)	$(45)	$(45)
Pre-tax margin	2.9%	(1.1)%	(5.1)%	(5.1)%
Net income	$26	$(11)	$(32)	$(32)
Earnings per share, diluted	$0.11	$(0.05)	$(0.14)	$(0.14)
Revenue Performance
Total operating revenue for the third quarter of 2024 increased 6 percent to $935 million, net of approximately $5 million related to Hurricane Helene, on capacity growth of 4 percent, both compared to the corresponding 2023 quarter. Departures increased 17 percent over the comparable 2023 quarter as average stage length decreased 14 percent to 856 miles. Total revenue per passenger was $106 and flown load factor was 78.0 percent.
RASM was 9.28 cents, 2 percent higher compared to the corresponding 2023 quarter. RASM on a stage-length adjusted basis to 1,000 miles, a non-GAAP measure, was 8.59 cents, 5 percent lower than the comparable 2023 quarter, largely driven by the impact of excess industry seat capacity in domestic markets in the first half of the quarter. As the quarter progressed, RASM on a stage-length adjusted basis to 1,000 miles was higher in the second half of the quarter compared to the corresponding 2023 period, driven by the Company's capacity reductions which were focused on off-peak days, maturity of new markets and the progress of the Company's revenue initiatives, combined with overall moderation in industry capacity growth.
Cost Performance
Total operating expenses were $916 million in the third quarter, comprised of $261 million of fuel expenses at an average cost of $2.67 per gallon, and $655 million of operating expenses (excluding fuel), which includes a $38 million non-recurring credit related to a legal settlement executed during the quarter, net of accumulated legal fees.
Excluding the non-recurring item, adjusted total operating expenses (excluding fuel), a non-GAAP measure, were $693 million, reflecting the Company's ongoing aggressive cost management and the continuation of benefits from the cost savings program which has generated annual run rate cost savings of more than $100 million since it was launched in the third quarter of 2023.
CASM was 9.10 cents in the third quarter of 2024, 6 percent lower than the comparable 2023 quarter. CASM (excluding fuel), a non-GAAP measure, was 6.51 cents, 2 percent lower than the 2023 quarter. Adjusted CASM (excluding fuel), a non-GAAP measure, on a stage-length adjusted basis to 1,000 miles was 6.37 cents, 4 percent lower than the comparable 2023 quarter due to the benefits from the Company's cost savings program and the cost benefit from two additional aircraft sale-leaseback transactions in the quarter, net of higher costs associated with an increase in departures driven by a lower average stage length, and higher costs related to fleet growth and reduced off-peak day-of-week capacity.

Earnings
Pre-tax income was $27 million for the third quarter of 2024, reflecting a pre-tax margin of 2.9 percent, while adjusted (non-GAAP) pre-tax loss was $10 million, reflecting an adjusted pre-tax loss margin of 1.1 percent.
Net income was $26 million for the third quarter of 2024 while adjusted (non-GAAP) net loss was $11 million.
New Credit Facilities
As previously announced, on September 26, 2024, the Company entered into a series of transactions designed to enhance liquidity and expand capacity for financing facilities intended to fund aircraft pre-delivery payments.
Specifically, the Company entered into a revolving credit facility which provides $205 million of commitments secured by the Company's loyalty program and brand-related assets, and which, subject to certain terms, conditions and additional lending commitments, may be increased to $500 million. The facility also permits the Company to enter into additional indebtedness secured by the Company's loyalty program and brand-related assets, which may provide for significant incremental liquidity, as desired, to the extent such indebtedness is pari passu to that of the revolving credit facility.
Additionally, the Company entered into new PDP financing facilities and amended its existing PDP financing facility, which increased the Company's total PDP financing capacity to $478 million, in the aggregate, relating to aircraft on order from Airbus that are currently scheduled for delivery through 2027 and certain deliveries scheduled in 2028. The Company's previous PDP financing facility provided up to $365 million of PDP financing for aircraft deliveries through 2026.
For additional details, refer to the Form 8-K filed on September 30, 2024 and Form 10-Q filed today, both with the Securities and Exchange Commission.
Liquidity
Total liquidity as of September 30, 2024 was $781 million, consisting of unrestricted cash and cash equivalents of $576 million and $205 million of availability from the Company's revolving credit facility described above. Unrestricted cash and cash equivalents was $107 million net of debt.
In the third quarter, the Company was awarded damages related to litigation brought against a former aircraft lessor for breach of contract. A mutual settlement was executed shortly thereafter and proceeds of $40 million were received in early October.

Fleet
As of September 30, 2024, Frontier had a fleet of 153 Airbus single-aisle aircraft, as scheduled below, all financed through operating leases that expire between 2025 and 2036.

Equipment	Quantity	Seats
A320neo	82	186
A320ceo	8	180 - 186
A321ceo	21	230
A321neo	42	240
Total fleet	153
Frontier took delivery of five A321neo aircraft during the third quarter of 2024, all financed with sale-leaseback transactions. The Company has secured sale-leaseback financing commitments for expected deliveries through 2025 and approximately one-third of 2026 expected deliveries.
The proportion of Company's fleet comprised of the more fuel-efficient A320neo family aircraft is approximately 81 percent as of September 30, 2024, the highest of all major U.S. carriers. The A321neo is expected to unlock meaningful scale efficiencies by way of fuel savings and higher average seats per departure. As of September 30, 2024, the Company had commitments for an additional 193 aircraft to be delivered through 2031, including purchase commitments for 27 A320neo aircraft and 166 A321neo aircraft, the latter of which represents 86 percent of future committed deliveries.
As previously disclosed, in September 2024, the Company executed an amendment with Airbus which defers certain aircraft deliveries with original delivery dates in 2025 through 2028, out to 2029 through 2031, lowering fleet inductions in each of the next four years, thereby reducing the Company's financing needs and PDP commitments in the coming years.
Frontier is "America's Greenest Airline" as measured by fuel efficiency (ASMs per fuel gallon consumed during the third quarter compared to all other major U.S. carriers). During the third quarter of 2024, Frontier generated 103 ASMs per gallon, similar to the comparable 2023 quarter.
Forward Guidance
The guidance provided below is based on the Company’s current estimates and is not a guarantee of future performance. This guidance is subject to significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in the Company’s reports on file with the Securities and Exchange Commission (the "SEC"). Frontier undertakes no duty to update any forward-looking statements or estimates, except as required by applicable law. Further, this guidance excludes special items and the reconciliation of non-GAAP measures to the comparable GAAP measures because such amounts cannot be determined at this time.
Fourth Quarter 2024
The Company expects positive stage-adjusted year-over-year RASM in the fourth quarter - notwithstanding hurricane-related impacts - supported by continued moderation in capacity growth and further progress on recently deployed network and revenue initiatives. The Company estimates an impact to its projected fourth quarter adjusted (non-GAAP) pre-tax margin of approximately 2 percent (which is reflected in the guidance provided below) related to Hurricane Milton flight cancellations and demand softness for travel to hurricane-affected areas.

The current forward guidance estimates are presented in the table below. To recap, capacity is expected to decline by (2) to (3) percent over the comparable 2023 quarter. The average fuel price per gallon is expected to be in the range of $2.40 to $2.50 based on the blended fuel curve on October 24, 2024. Adjusted (non-GAAP) total operating expenses (excluding fuel) are expected to be $725 to $745 million, which includes an estimate of approximately $10 million of cost inefficiencies from hurricane-related impacts and temporary excess crew-related costs due to capacity reductions. The comparable 2023 quarter was favorably impacted by a $36 million lease return cost benefit related to the extension of four A320ceo aircraft leases.

Adjusted (non-GAAP) pre-tax margin (excluding special items) is expected to be 0 to 2 percent, including storm-related impacts.

Full Year 2024
Full year 2024 adjusted (non-GAAP) CASM (excluding fuel) on a stage-length adjusted basis to 1,000 miles, is expected to be down approximately 1 percent compared to the prior year, at the low end of prior guidance (down 1 to 2 percent), driven by lower off-peak day-of-week capacity in the fourth quarter, which more closely aligns with demand trends.

Fourth Quarter
2024(a)
Capacity change (versus 4Q 2023)(b)	(2) to (3) percent
Adjusted (non-GAAP) total operating expenses (excluding fuel)c)	$725 to $745 million
Average fuel cost per gallon(d)	$2.40 to $2.50
Effective tax rate(e)	10 percent
Adjusted (non-GAAP) pre-tax margin	0 to 2 percent
Pre-delivery deposits, net of refunds	$5 to $25 million
Other capital expenditures(f)	$35 to $55 million

Full Year
2024(a)
Adjusted (non-GAAP) CASM (excluding fuel), stage-length adjusted to 1,000 miles (versus 2023)(c)	~(1) percent
_________________
(a)Includes guidance on certain non-GAAP measures, including adjusted total operating expenses (excluding fuel) and adjusted pre-tax margin, and which excludes, among other things, special items. The Company is unable to reconcile these forward-looking projections to GAAP as the nature or amount of such special items cannot be determined at this time.
(b)Given the dynamic nature of the current demand environment, actual capacity adjustments made by the Company may be materially different than what is currently expected.
(c)Amount estimated excludes fuel expense and special items, the latter of which are not estimable at this time. The amount takes into consideration the expected capacity change versus the prior year quarter.
(d)Estimated fuel cost per gallon is based upon the blended jet fuel curve on October 24, 2024 and is inclusive of estimated fuel taxes and into-plane fuel costs.
(e)The Company’s actual tax rate may differ from the forecasted rate due to varying factors which may include, but are not limited to, the composition of items of income and expense recognized, including the amount of non-deductible or other similar items including but not limited to any valuation allowance adjustments.
(f)Other capital expenditures estimate includes capitalized heavy maintenance.
Conference Call
The Company will host a conference call to discuss third quarter 2024 results today, October 29, 2024, at 11:30 a.m. Eastern Time (USA). Investors may listen to a live, listen-only webcast available on the investor relations section of the Company’s website at https://ir.flyfrontier.com/news-and-events/events. The call will also be archived and available for 90 days on the investor relations section of the Company’s website.

About Frontier Airlines
Frontier Airlines, Inc., a subsidiary of Frontier Group Holdings, Inc. (Nasdaq: ULCC), is committed to "Low Fares Done Right." Headquartered in Denver, Colorado, the Company operates 153 A320 family aircraft and has the largest A320neo family fleet in the U.S. The use of these aircraft, along with Frontier's high-density seating configuration and weight-saving initiatives, have contributed to Frontier's continued ability to be the most fuel-efficient of all major U.S. carriers when measured by ASMs per fuel gallon consumed. With 193 new Airbus planes on order, Frontier will continue to grow to deliver on the mission of providing affordable travel across America.
End Notes
1 Amount represents the stage-length adjusted to 1,000 miles: RASM * Square root (stage length / 1,000).
2 Amount represents the stage-length adjusted to 1,000 miles: Adjusted CASM (excluding fuel) * Square root (stage length / 1,000).
Cautionary Statement Regarding Forward-Looking Statements and Information
Certain statements in this release should be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Words such as “expects,” “will,” “plans,” “intends,” “anticipates,” “indicates,” “remains,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “goals,” “targets” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this Current Report on Form 8-K are based upon information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law.
Actual results could differ materially from these forward-looking statements due to numerous risks and uncertainties relating to the Company's operations and business environment including, without limitation, the following: unfavorable economic and political conditions in the states where the Company operates and globally, including an inflationary environment and potential recession, and the resulting impact on cost inputs and/or consumer demand for air travel; the highly competitive nature of the global airline industry and susceptibility of the industry to price discounting and changes in capacity; disruptions to the Company's flight operations, including due to factors beyond the Company's control, such as adverse weather events or air traffic controller staffing shortages; the Company's ability to attract and retain qualified personnel at reasonable costs; high and/or volatile fuel prices or significant disruptions in the supply of aircraft fuel, including as a result of the war between Russia and Ukraine and the conflict in the Middle East; the Company's reliance on technology and automated systems to operate its business and the impact of any significant failure or disruption of, or failure to effectively integrate and implement, the technology or systems; the Company's reliance on third-party service providers and the impact of any failure of these parties to perform as expected, or interruptions in the Company's relationships with these providers or their provision of services; adverse publicity and/or harm to the Company's brand or reputation; reduced travel demand and potential tort liability as a result of an accident, catastrophe or incident involving the Company, its codeshare partners or another airline; terrorist attacks, international hostilities or other security events, or the fear of terrorist attacks or hostilities, even if not made directly on the airline industry; increasing privacy and data security obligations or a significant data breach; further changes to the airline industry with respect to alliances and joint business arrangements or due to consolidations; changes in the Company's network strategy or other factors outside its control resulting in less economic aircraft orders, costs related to modification or termination of aircraft orders or entry into less favorable aircraft orders; the Company's reliance on a single supplier for its aircraft and two suppliers for its engines, and the impact of any failure to obtain timely deliveries, additional equipment or support from any of these suppliers; the impacts of union disputes, employee strikes or slowdowns, and other labor-related disruptions on the Company's operations; extended interruptions or disruptions in service at major airports where the Company operates; the impacts of seasonality and other factors associated with the airline industry; the Company's failure to realize the full value of its intangible assets or its long-lived assets, causing the Company to record impairments; the costs of compliance with extensive government regulation of the airline industry; costs, liabilities and risks associated with environmental regulation and climate change; the Company's inability to accept or integrate new aircraft into the Company's fleet as planned; the impacts of the Company's significant amount of financial leverage from fixed obligations, the possibility the Company may seek material amounts of additional financial liquidity in the short-term and the impacts of insufficient liquidity on the Company's financial condition and business; failure to comply with the covenants in the Company's financing agreements or failure to comply with financial and other covenants governing the Company's other debt; changes in, or failure to retain, the Company's senior management team or other key employees; current or future litigation and regulatory actions, or failure to comply with the terms of any settlement, order or arrangement relating to these actions; increases in insurance costs or inadequate insurance coverage; and other risks and uncertainties set forth from time to time under sections captioned "Risk Factors" in the Company's reports and other documents filed with the SEC, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 20, 2024, and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, which was filed with the SEC on May 2, 2024.

Frontier Group Holdings, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in millions, except share and per share data)

	Three Months Ended September 30,		Percent Change	Nine Months Ended September 30,		Percent Change
	2024	2023		2024	2023
Operating revenues:
Passenger	$910	$862	6%	$2,705	$2,637	3%
Other	25	21	19%	68	61	11%
Total operating revenues	935	883	6%	2,773	2,698	3%

Operating expenses:
Aircraft fuel	261	291	(10)%	812	827	(2)%
Salaries, wages and benefits	236	221	7%	713	635	12%
Aircraft rent	177	150	18%	483	429	13%
Station operations	164	133	23%	464	381	22%
Maintenance, materials and repairs	53	48	10%	144	145	(1)%
Sales and marketing	46	41	12%	133	125	6%
Depreciation and amortization	19	13	46%	53	36	47%
Other operating	(40)	40	N/M	(42)	120	N/M
Total operating expenses	916	937	(2)%	2,760	2,698	2%
Operating income (loss)	19	(54)	N/M	13	—	N/M
Other income (expense):
Interest expense	(10)	(8)	25%	(27)	(21)	29%
Capitalized interest	8	7	14%	24	19	26%
Interest income and other	10	10	—%	25	28	(11)%
Total other income (expense)	8	9	(11)%	22	26	(15)%
Income (loss) before income taxes	27	(45)	N/M	35	26	35%
Income tax expense (benefit)	1	(13)	N/M	4	—	N/M
Net income (loss)	$26	$(32)	N/M	$31	$26	19%
Earnings (loss) per share:
Basic (a)	$0.11	$(0.14)	N/M	$0.14	$0.12	17%
Diluted (a)	$0.11	$(0.14)	N/M	$0.14	$0.12	17%

Weighted-average common shares outstanding:
Basic (a)	224,484,159	220,837,983	2%	224,044,697	219,483,736	2%
Diluted (a)	225,716,252	220,837,983	2%	226,115,706	220,638,883	2%
__________________
N/M = Not meaningful
(a)In periods of net income, the dilutive impact of the 3.1 million warrants outstanding relating to funding provided pursuant to the CARES Act and related legislation, any non-participating options and unvested restricted stock units are included in the diluted earnings per share calculations. In addition, most of the Company’s 2.2 million outstanding options are participating securities and are therefore not expected to be part of the Company’s diluted share count under the two-class method until they are exercised, but, in periods of net income, are included as an adjustment to the numerator of the Company’s earnings per share calculation as they are eligible to participate in the Company’s earnings. The participating securities impact has been subtracted from periods presented with positive net income in the computation of basic and diluted earnings per share.

Frontier Group Holdings, Inc. Selected Operating Statistics (unaudited)
	Three Months Ended September 30,		Percent Change	Nine Months Ended September 30,		Percent Change
	2024	2023		2024	2023
Operating statistics (a)
Available seat miles (“ASMs”) (millions)	10,075	9,697	4%	30,073	27,809	8%
Departures	56,725	48,627	17%	162,567	136,747	19%
Average stage length (miles)	856	996	(14)%	901	1,028	(12)%
Block hours	140,348	133,305	5%	419,911	385,129	9%
Average aircraft in service	150	128	17%	144	124	16%
Aircraft – end of period	153	134	14%	153	134	14%
Average daily aircraft utilization (hours)	10.2	11.3	(10)%	10.6	11.4	(7)%
Passengers (thousands)	8,834	7,697	15%	24,738	22,119	12%
Average seats per departure	206	200	3%	204	198	3%
Revenue passenger miles (“RPMs”) (millions)	7,855	7,755	1%	22,962	22,981	—%
Load Factor	78.0%	80.0%	(2.0) pts	76.4%	82.6%	(6.2) pts
Fare revenue per passenger ($)	38.70	39.17	(1)%	41.26	43.65	(5)%
Non-fare passenger revenue per passenger ($)	64.38	72.77	(12)%	68.09	75.57	(10)%
Other revenue per passenger ($)	2.75	2.77	(1)%	2.72	2.74	(1)%
Total ancillary revenue per passenger ($)	67.13	75.54	(11)%	70.81	78.31	(10)%
Total revenue per passenger ($)	105.83	114.71	(8)%	112.07	121.96	(8)%
Total revenue per available seat mile (“RASM”) (¢)	9.28	9.10	2%	9.22	9.70	(5)%
Cost per available seat mile (“CASM”) (¢)	9.10	9.66	(6)%	9.18	9.70	(5)%
CASM (excluding fuel) (¢) (b)	6.51	6.66	(2)%	6.48	6.73	(4)%
CASM + net interest (¢) (b)	9.02	9.56	(6)%	9.10	9.61	(5)%
Adjusted CASM (¢) (b)	9.48	9.66	(2)%	9.30	9.70	(4)%
Adjusted CASM (excluding fuel) (¢) (b)	6.89	6.66	3%	6.60	6.72	(2)%
Adjusted CASM (excluding fuel), stage-length adjusted to 1,000 miles (¢) (b)(c)	6.37	6.65	(4)%	6.27	6.81	(8)%
Adjusted CASM + net interest (¢) (b)	9.39	9.56	(2)%	9.23	9.60	(4)%
Fuel cost per gallon ($)	2.67	3.08	(13)%	2.81	3.07	(8)%
Fuel gallons consumed (thousands)	97,767	94,459	4%	289,114	269,425	7%
Full-time equivalent employees	8,011	6,959	15%	8,011	6,959	15%
____________________
(a)Figures may not recalculate due to rounding.
(b)These metrics are not calculated in accordance with GAAP. For the reconciliation to corresponding GAAP measures, see "Reconciliation of CASM to CASM (excluding fuel), Adjusted CASM (excluding fuel), Adjusted CASM, Adjusted CASM including net interest and CASM including net interest."
(c)Stage-length adjusted to 1,000 miles: Adjusted CASM (excluding fuel) * Square root (stage length / 1,000).

Reconciliations of Non-GAAP Financial Information
The Company is providing below a reconciliation of GAAP financial information to the non-GAAP financial information provided. The non-GAAP financial information is included to provide supplemental disclosures because the Company believes they are useful additional indicators of, among other things, its operating and cost performance. These non-GAAP financial measures have limitations as analytical tools. Because of these limitations, determinations of the Company's operating performance or CASM excluding unrealized gains and losses, special items or other items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. These non-GAAP financial measures may be presented on a different basis than other companies using similarly titled non-GAAP financial measures.
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Pre-Tax Income (Loss) to Adjusted Pre-Tax Income (Loss)
($ in millions) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (loss), as reported	$26	$(32)	$31	$26
Non-GAAP Adjustments:
Legal settlement(a)	(38)	—	(38)	—
Transaction and merger-related costs(b)	—	—	—	1
Write-off of deferred financing costs(c)	1	—	1	—
Pre-tax impact	(37)	—	(37)	1
Tax benefit (expense), related to non-GAAP adjustments	—	—	—	—
Valuation allowance(d)	—	—	5	—
Net income (loss) impact	$(37)	$—	(32)	1

Adjusted net income (loss)(e)	$(11)	$(32)	$(1)	$27

Income (loss) before income taxes, as reported	$27	$(45)	$35	$26
Pre-tax impact	(37)	—	(37)	1
Adjusted pre-tax income (loss)(e)	$(10)	$(45)	$(2)	$27
____________________
(a)The Company reached a legal settlement with a former lessor for breach of contract for a total of $40 million. $38 million of the settlement represents a one-time reimbursement of damages incurred and $2 million relates to the reimbursement of previously recorded legal expenses.
(b)Represents $1 million in employee retention costs incurred in connection with the terminated merger with Spirit Airlines, Inc., for the nine months ended September 30, 2023.
(c)In September 2024, the Company reduced its existing capacity of the PDP financing facility from $365 million to $135 million. The downsize of the facility resulted in a one-time write-off of $1 million in unamortized deferred financing costs. This amount is a component of interest expense within the condensed consolidated statements of operations.
(d)During the nine months ended September 30, 2024, a $5 million non-cash valuation allowance was recorded against the Company's U.S. federal and state net operating loss deferred tax assets, which largely do not expire, mainly as a result of being in a three-year historical cumulative pre-tax loss position and due to the loss generated during the three months ended March 31, 2024, which has no impact on cash taxes and is not reflective of the Company's effective tax rate for deductible net operating losses generated or actual cash tax obligations created.
(e)Adjusted net income (loss) and adjusted pre-tax income (loss) are included as a supplemental disclosure because the Company believes they are useful indicators of its operating performance. Derivations of net income (loss) and pre-tax income (loss) are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties, in comparing the operating performance of companies in the airline industry.
Adjusted net income (loss) and adjusted pre-tax income (loss) have limitations as analytical tools. Adjusted net income (loss) and adjusted pre-tax income (loss) do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of the Company’s ongoing operations and do not reflect the Company's cash expenditures, or future requirements, for capital expenditures or contractual commitments, and other companies in the industry may calculate adjusted net income (loss) and adjusted pre-tax income (loss) differently than the Company does, limiting their usefulness as comparative measures. Because of these limitations, adjusted net income (loss) and adjusted pre-tax income (loss) should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of adjusted net income (loss) and adjusted pre-tax income (loss), including adjusted pre-tax margin, are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of net income, including adjusted net income (loss) and adjusted pre-tax income (loss), as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, adjusted net income (loss) and adjusted pre-tax income (loss) have significant limitations which affect their use as indicators of the Company's profitability. Accordingly, you are cautioned not to place undue reliance on this information.
Reconciliation of Total Operating Expenses to Total Operating Expenses (excluding fuel), Adjusted Total Operating Expenses and Adjusted Total Operating Expenses (excluding fuel)
($ in millions) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Total operating expenses, as reported(a)	$916	$937	$2,760	$2,698
Legal settlement	38	—	38	—
Transaction and merger-related costs	—	—	—	(1)
Adjusted total operating expenses(b)	954	937	2,798	2,697
Aircraft fuel	(261)	(291)	(812)	(827)
Adjusted total operating expenses (excluding fuel)(b)	$693	$646	$1,986	$1,870

Total operating expenses, as reported	$916	$937	$2,760	$2,698
Aircraft fuel	(261)	(291)	(812)	(827)
Total operating expenses (excluding fuel)(b)	$655	$646	$1,948	$1,871
__________________
(a)See "Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Pre-Tax Income (Loss) to Adjusted Pre-tax Income (Loss)" above for discussion on adjusting items.
(b)Total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) are included as supplemental disclosures because the Company believes they are useful indicators of its operating performance. Derivations of total operating expenses are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties, in comparing the operating performance of companies in the airline industry.
Total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) have limitations as analytical tools and other companies in the industry may calculate total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) differently than the Company does, limiting their usefulness as comparative measures. Because of these limitations, total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of total operating expenses, including total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) have significant limitations which affect their use as an indicator of the Company's profitability. Accordingly, you are cautioned not to place undue reliance on this information.

Reconciliation of Net Income (Loss) to EBITDA and EBITDAR and to Adjusted EBITDA and Adjusted EBITDAR
($ in millions) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (loss)	$26	$(32)	$31	$26
Plus (minus):
Interest expense	10	8	27	21
Capitalized interest	(8)	(7)	(24)	(19)
Interest income and other	(10)	(10)	(25)	(28)
Income tax expense (benefit)	1	(13)	4	—
Depreciation and amortization	19	13	53	36
EBITDA(a)	38	(41)	66	36
Plus: Aircraft rent	177	150	483	429
EBITDAR(b)	$215	$109	$549	$465

EBITDA(a)	$38	$(41)	$66	$36
Plus (minus)(c):
Legal settlement	(38)	—	(38)	—
Transaction and merger-related costs	—	—	—	1
Adjusted EBITDA(a)	—	(41)	28	37
Plus: Aircraft rent	177	150	483	429
Adjusted EBITDAR(b)	$177	$109	$511	$466
__________________
(a)EBITDA and adjusted EBITDA are included as supplemental disclosures because the Company believes they are useful indicators of its operating performance. Derivations of EBITDA are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties, in comparing the operating performance of companies in the industry.
EBITDA and adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; the Company's cash expenditures, or future requirements, for capital expenditures or contractual commitments; changes in, or cash requirements for, the Company's working capital needs; or the interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's indebtedness or possible cash requirements related to its warrants. Further, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and adjusted EBITDA do not reflect any cash requirements for such replacements. Other companies in the airline industry may calculate EBITDA and adjusted EBITDA differently than the Company does, limiting their usefulness as comparative measures. Because of these limitations, EBITDA and adjusted EBITDA should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of EBITDA and adjusted EBITDA are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of EBITDA, including adjusted EBITDA, as presented may not be directly comparable to similarly titled measures presented by other companies.
For the foregoing reasons, each of EBITDA and adjusted EBITDA have significant limitations which affect its use as an indicator of the Company's profitability. Accordingly, you are cautioned not to place undue reliance on this information.
(b)EBITDAR and adjusted EBITDAR are included as supplemental disclosures because the Company believes they are useful solely as valuation metrics for airlines as their calculations isolate the effects of financing in general, the accounting effects of capital spending and acquisitions (primarily aircraft, which may be acquired directly, directly subject to acquisition debt, by capital lease or by operating lease, each of which is presented differently for accounting purposes), and income taxes, which may vary significantly between periods and for different airlines for reasons unrelated to the underlying value of a particular airline. However, EBITDAR and adjusted EBITDAR are not determined in accordance with GAAP, are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, EBITDAR and adjusted EBITDAR, as presented, may not be directly comparable to similarly titled measures presented by other companies. In addition, EBITDAR and adjusted EBITDAR should not be viewed as a measure of overall performance since they exclude aircraft rent, which is a normal, recurring cash operating expense that is necessary to operate the business. Accordingly, you are cautioned not to place undue reliance on this information.
(c)See "Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Pre-Tax Income (Loss) to Adjusted Pre-tax Income (Loss)" above for discussion on adjusting items.

Reconciliation of CASM to CASM (excluding fuel), Adjusted CASM (excluding fuel), Adjusted CASM, Adjusted CASM including net interest and CASM including net interest
(unaudited)

	Three Months Ended September 30,
	2024		2023
	($ in millions)	Per ASM (¢)	($ in millions)	Per ASM (¢)
CASM(a)(b)		9.10		9.66
Aircraft fuel	(261)	(2.59)	(291)	(3.00)
CASM (excluding fuel)(c)		6.51		6.66
Legal settlement	38	0.38	—	—
Adjusted CASM (excluding fuel)(c)		6.89		6.66
Aircraft fuel	261	2.59	291	3.00
Adjusted CASM(d)		9.48		9.66
Net interest expense (income)	(8)	(0.08)	(9)	(0.10)
Write-off of deferred financing costs	(1)	(0.01)	—	—
Adjusted CASM + net interest(e)		9.39		9.56

CASM		9.10		9.66
Net interest expense (income)	(8)	(0.08)	(9)	(0.10)
CASM + net interest(e)		9.02		9.56
_______________________
(a)Cost per ASM figures may not recalculate due to rounding.
(b)See "Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Pre-Tax Income (Loss) to Adjusted Pre-tax Income (Loss)" above for discussion on adjusting items.
(c)CASM (excluding fuel) and adjusted CASM (excluding fuel) are included as supplemental disclosures because the Company believes that excluding aircraft fuel is useful to investors as it provides an additional measure of management's performance excluding the effects of a significant cost item over which management has limited influence. The price of fuel, over which the Company has limited control, impacts the comparability of period-to-period financial performance, and excluding allows management an additional tool to understand and analyze the Company's non-fuel costs and core operating performance, and increases comparability with other airlines that also provide a similar metric. CASM (excluding fuel) and adjusted CASM (excluding fuel) are not determined in accordance with GAAP and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(d)Adjusted CASM is included as supplemental disclosure because the Company believes it is a useful metric to properly compare the Company's cost management and performance to other peers, as derivations of adjusted CASM are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the airline industry. Additionally, the Company believes this metric is useful because it removes certain items that may not be indicative of base operating performance or future results. Adjusted CASM is not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(e)Adjusted CASM including net interest and CASM including net interest are included as supplemental disclosures because the Company believes they are useful metrics to properly compare its cost management and performance to other peers that may have different capital structures and financing strategies, particularly as it relates to financing primary operating assets such as aircraft and engines. Additionally, the Company believes these metrics are useful because they remove certain items that may not be indicative of base operating performance or future results. Adjusted CASM including net interest and CASM including net interest are not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

Reconciliation of CASM to CASM (excluding fuel), Adjusted CASM (excluding fuel), Adjusted CASM, Adjusted CASM including net interest and CASM including net interest
(unaudited)

	Nine Months Ended September 30,
	2024		2023
	($ in millions)	Per ASM (¢)	($ in millions)	Per ASM (¢)
CASM(a)(b)		9.18		9.70
Aircraft fuel	(812)	(2.70)	(827)	(2.97)
CASM (excluding fuel)(c)		6.48		6.73
Legal settlement	38	0.12	—	—
Transaction and merger-related costs	—	—	(1)	(0.01)
Adjusted CASM (excluding fuel)(c)		6.60		6.72
Aircraft fuel	812	2.70	827	2.98
Adjusted CASM(d)		9.30		9.70
Net interest expense (income)	(22)	(0.08)	(26)	(0.10)
Write-off of deferred financing costs	(1)	0.01	—	—
Adjusted CASM + net interest(e)		9.23		9.60

CASM		9.18		9.70
Net interest expense (income)	(22)	(0.08)	(26)	(0.09)
CASM + net interest(e)		9.10		9.61
_______________________
(a)Cost per ASM figures may not recalculate due to rounding.
(b)See "Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Pre-Tax Income (Loss) to Adjusted Pre-tax Income (Loss)" above for discussion on adjusting items.
(c)CASM (excluding fuel) and adjusted CASM (excluding fuel) are included as supplemental disclosures because the Company believes that excluding aircraft fuel is useful to investors as it provides an additional measure of management's performance excluding the effects of a significant cost item over which management has limited influence. The price of fuel, over which the Company has limited control, impacts the comparability of period-to-period financial performance, and excluding allows management an additional tool to understand and analyze the Company's non-fuel costs and core operating performance, and increases comparability with other airlines that also provide a similar metric. CASM (excluding fuel) and adjusted CASM (excluding fuel) are not determined in accordance with GAAP and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(d)Adjusted CASM is included as supplemental disclosure because the Company believes it is a useful metric to properly compare the Company's cost management and performance to other peers, as derivations of adjusted CASM are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the airline industry. Additionally, the Company believes this metric is useful because it removes certain items that may not be indicative of base operating performance or future results. Adjusted CASM is not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(e)Adjusted CASM including net interest and CASM including net interest are included as supplemental disclosures because the Company believes they are useful metrics to properly compare its cost management and performance to other peers that may have different capital structures and financing strategies, particularly as it relates to financing primary operating assets such as aircraft and engines. Additionally, the Company believes these metrics are useful because they remove certain items that may not be indicative of base operating performance or future results. Adjusted CASM including net interest and CASM including net interest are not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

Reconciliation of Earnings (Loss) per Share, Diluted to Adjusted Earnings (Loss) per Share, Diluted
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Earnings (loss) per share, diluted, as reported(a)(b)	$0.11	$(0.14)	$0.14	$0.12
Legal settlement	(0.17)	—	(0.17)	—
Transaction and merger-related costs	—	—	—	—
Write-off of deferred financing costs	0.01	—	0.01	—
Tax benefit (expense), related to non-GAAP adjustments	—	—	—	—
Valuation allowance	—	—	0.02	—
Adjusted earnings (loss) per share, diluted(c)	$(0.05)	$(0.14)	$—	$0.12
______________________
(a)See "Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Pre-Tax Income (Loss) to Adjusted Pre-tax Income (Loss)" above for discussion on adjusting items.
(b)Cost per share figures may not recalculate due to rounding.
(c)Adjusted earnings (loss) per share is included as a supplemental disclosure because the Company believes it is a useful indicator of operating performance. Derivations of net income are well-recognized performance measurements in the airline industry that are frequently used by management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the industry.
Adjusted earnings (loss) per share has limitations as an analytical tool. Adjusted earnings (loss) per share does not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of ongoing operations and does not reflect the cash expenditures, or future requirements, for capital expenditures or contractual commitments, and other companies in the industry may calculate Adjusted earnings (loss) per share differently than the Company does, limiting its usefulness as a comparative measure. Because of these limitations, Adjusted earnings (loss) per share should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of adjusted net income are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of net income, including Adjusted earnings (loss) per share, as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, Adjusted earnings (loss) per share has significant limitations which affect its use as an indicator of profitability. Accordingly, you are cautioned not to place undue reliance on this information.
Contacts:

Jennifer F. de la Cruz Corporate Communications Email: JenniferF.DeLaCruz@flyfrontier.com Phone: 720.374.4207	David Erdman Investor Relations Email: David.Erdman@flyfrontier.com Phone: 720.798.5886